Exhibit 99.1
For Immediate Release
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
LAUNCHES NEW SELF-SERVE YOGURT CONCEPT
Aspen Leaf Yogurt Stores To Become Available To Franchisees During Second Half of FY2011
DURANGO, Colorado (October 5, 2010) — Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company”), which franchises gourmet chocolate and confection stores and manufactures an extensive line of premium chocolates and other confectionery products, today announced the launch of a new self-serve yogurt concept through its wholly owned subsidiary, Aspen Leaf Yogurt, Inc.
“We strongly believe our new self-serve frozen yogurt franchise concept, Aspen Leaf Yogurt, represents a natural complement to the Rocky Mountain Chocolate Factory brand,” stated Frank Crail, Chairman and Chief Executive Officer of Rocky Mountain Chocolate Factory, Inc. “Aspen Leaf Yogurt provides the Company and its franchisees an exciting new growth opportunity in the rapidly growing ‘better for you’ segment of the estimated annual multi-billion dollar frozen yogurt market. We consider the self-serve frozen yogurt concept a great retail model because of the vast number of potential locations available and the ability to involve customers directly in the process of ‘personalizing’ their dessert creations. The Aspen Leaf concept should have long-term appeal given consumers’ growing interest in health-conscious diets.”
“We believe that our more than 29 years of franchising experience and support, high-quality reputation in confection manufacturing, proprietary training and operating methods, extensive relationships with developers and real estate companies, and our store base of over 350 Rocky Mountain Chocolate Factory stores positions our Company for success in the self-service yogurt field,” stated Bryan Merryman, the Company’s Chief Operating Officer and Chief Financial Officer. “Our ability to feature Rocky Mountain Chocolate Factory products in Aspen Leaf Yogurt stores should also distinguish Aspen Leaf Yogurt from its competitors in the rapidly growing self-serve frozen yogurt retail market segment.”
“Aspen Leaf Yogurt has currently signed two store leases, with four additional leases in the final stages of negotiations, and the Company expects to have at least four Aspen Leaf Yogurt stores open by the end of this fiscal year. We believe the return on investment from Aspen Leaf stores can be very attractive to potential franchisees, to whom we will begin selling individual locations and territories in the second half of the current fiscal year,” concluded Merryman.
About Rocky Mountain Chocolate Factory, Inc.
Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate and confection stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of October 5, 2010, the Company and its franchisees operated 352 stores in 37 states, Canada and the United Arab Emirates. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “RMCF.”
Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in the Company’s products, general economic conditions, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding agreement with Cold Stone Creamery Brands, including but not limited to new store openings, the success of the Company’s launch of Aspen Leaf Yogurt, Inc. and its ability to open four locations this fiscal year and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.
For Further Information, Contact Bryan J. Merryman COO/CFO (970) 259-0554